UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2013 (September 11, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company filed a Current Report on Form 8-K (the “Initial Report”) on September 16, 2013 reporting, among other things, that it entered into (i) a definitive purchase agreement (the “Common Stock Purchase Agreement”) with respect to a private placement transaction for the sale and issuance of approximately 15.1 million shares of the Company’s common stock (the “Common Stock Purchase”) and (ii) a definitive purchase agreement (the “Convertible Preferred Stock Purchase Agreement”) with respect to a private placement transaction for the sale and issuance of approximately 21.7 million shares of a new series of the Company’s preferred stock (the “Preferred Stock Purchase”), par value 5.81%, designated as Series D Cumulative Convertible Preferred Stock (the “Preferred Shares”). The purpose of this Amended Current Report on Form 8-K/A is to (i) file the Common Stock Purchase Agreement and the Convertible Preferred Stock Purchase Agreement as indicated in Item 9.01 below and (ii) restate Item 1.01 of the Initial Report to make certain clarifications and corrections to such disclosure.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Private Placement of Common Stock

On September 15, 2013, the Company entered into the Common Stock Purchase Agreement with unaffiliated third parties (each, a “Common Stock Purchaser”), each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell to the Common Stock Purchasers, and the Common Stock Purchasers agreed to purchase from the Company, approximately 15.1 million shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) at a purchase price of $12.29 per share, for an aggregate purchase price of $185.9 million. Such price per share reflects a 3.5% discount from the closing price of the Company’s common stock on September 13, 2013. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Common Shares are expected to be approximately $185.8 million.

The offering is expected to close within three business days of the closing of the Company’s pending merger with CapLease, Inc. (“CapLease”).

The foregoing summary description of the material terms of the Common Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the entire Common Stock Purchase Agreement.

Private Placement of Preferred Stock

On September 15, 2013, the Company entered into the Convertible Preferred Stock Purchase Agreement with unaffiliated third parties, each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act (the “Preferred Stock Purchasers”), pursuant to which the Company agreed to sell to the Preferred Stock Purchasers, and the Preferred Stock Purchasers agreed to purchase from the Company, approximately 21.7 million Preferred Shares at a purchase price of $13.25 per share, for an aggregate purchase price of approximately $288.0 million. Such price per share reflects a discount of 2.5% to an $0.85 premium to the closing price of the Company’s common stock on September 13, 2013. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Preferred Shares are expected to be approximately $287.8 million.

The offering is expected to close within three business days of the closing of the Company’s pending merger with CapLease.

Pursuant to the terms of the Articles Supplementary designating the Preferred Shares (the “Articles Supplementary”), which will be filed with the Maryland State Department of Assessments and Taxation prior to the closing of the offering and which is attached as an exhibit to the Convertible Preferred Stock Purchase Agreement, the Company may, at its option, redeem the Preferred Shares on August 31, 2014 upon fifteen business days prior written notice at a redemption price equal to the greater of: (i) the product of: (a) the number of Preferred Shares; and (b) 102% of $13.59 per share plus dividends (whether or not earned or declared) accrued and unpaid; and (ii) the product of: (a) the number of Common Shares to which the Preferred Shares would be convertible at the Conversion Price (as defined in the Articles Supplementary) as of the date of the redemption notice (assuming conversion on the date of the redemption notice); and (b) 102% of the one-day volume-weighted average price of the Common Shares on the date of the redemption notice.

In addition, pursuant to the Articles Supplementary, after August 31, 2014, the holders of the Preferred Shares may elect to require the Company to redeem or convert the Preferred Shares. Upon any such election, the Company may, at its option, convert the Preferred Shares into shares of common stock of the Company or shares of Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Shares”) or redeem for cash.

The Articles Supplementary designating the Series E Preferred Shares (the “Series E Articles Supplementary”) will only be filed with the Maryland State Department of Assessments and Taxation if the holders of the Preferred Shares elect to convert their Preferred Shares and the Company elects to convert such Preferred Shares into Series E Preferred Shares.

Pursuant to the terms of the Series E Articles Supplementary, upon the dissolution or winding up of the Company, a consolidation or merger of the Company which results in a change of control, or the sale of all or substantially all of the assets of the Company (a “Liquidation”), holders of the Series E Preferred Shares will be entitled to receive an amount in cash equal to the greater of (i)(A) $15.67 per Series E Preferred Share plus dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder plus (B) 20.0% or (ii) the consideration payable to the holders of common shares in such Liquidation.

In addition, the Series E Articles Supplementary will provide that the Company may not redeem the Series E Preferred Shares prior to the first anniversary after the issuance of the Series E Preferred Shares (the “Issue Date”). Thereafter, the Company may redeem the Series E Preferred Shares at a price per share equal to the Liquidation Preference plus a redemption premium equal to 5% in the second year following the Issue Date, 4% in the third year following the Issue Date, 3% in the fourth year following the Issue Date, 2% in the fifth year following the Issue Date, and no premium following the fifth anniversary of the Issue Date.

The foregoing summary description of the material terms of the Convertible Preferred Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the entire Convertible Preferred Stock Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Convertible Preferred Stock Purchase Agreement, dated as of September 15, 2013, entered into by and between the Company and certain investors party thereto.
10.2	Common Stock Purchase Agreement, dated as of September 15, 2013, entered into by and between the Company and certain investors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

September 19, 2013	By:	/s/ Nicholas S. Schorsch

	Name:	Nicholas S. Schorsch

	Title:	Chief Executive Officer and

Chairman of the Board of Directors